UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 6, 2007
Date of Earliest Event Reported: August 31, 2007

ProElite, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	333-145694	22-3161866
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12121 Wilshire Boulevard, Suite1001 Los Angeles, CA 90025		90025
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (310) 526-8700

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Equity Securities.

Effective August 24, 2007, ProElite, Inc., a New Jersey corporation (the “Company”) entered into an investment agreement with Entlian Corporation, a Korean corporation (“Entlian”), and CJ Media Inc., a Korean corporation (“CJ Media”), on August 31, 2007 (the “Investment Agreement”). Under the Investment Agreement, the Company purchased a 30% interest in Entlian (assuming the conversion of certain debt owed by Entlian to CJ Media into shares of capital stock of Entlian), for an aggregate purchase price of US$1,000,000 and 100,000 restricted shares of the Company’s common stock (the “Investment Shares”). The Investment Shares are subject to a lock-up for a period ending 18 months after the registration statement originally filed by the Company on Form SB-2 on August 24, 2007, as amended on August 30, 2007, is declared effective by the Securities and Exchange Commission.

 The Investment Shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Entlian also represented that it was acquiring the Investment Shares for its own account.

ITEM 9.01	Financial Statements and Exhibits.

(b)	Exhibits.

Exhibit No.	Description

99.1	Press release issued September 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

PROELITE, INC.

Date: September 6, 2007	By:	/s/ DOUGLAS DELUCA
Douglas DeLuca, Chief Executive Officer